AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
October 5, 2005
Page 1

WHO’S YOUR DADDY, INC.
(FORMERLY SNOCONE SYSTEMS INC.)
3131 CAMINO DEL RIO, N, SUITE 1650
SAN DIEGO, CA 92108

October 5, 2005

VIA ELECTRONIC MAIL AND FACSIMILE

AJW Partners, LLC
c/o SMS Group, LLC
1044 Northern Boulevard, Suite 302
Roslyn, NY 11576
Facsimile No.: (516) 739-7115

AJW Offshore, Ltd.
c/o First Street Manager II, LLC
P.O. Box 32021 SMB
Grand Cayman, Cayman Island, B.W.I.
Facsimile No.: (516) 739-7115

AJW Qualified Partners, LLC
c/o AJW Manager, LLC
1044 Northern Boulevard, Suite 302
Roslyn, NY 11576
Facsimile No.: (516) 739-7115

New Millennium Capital Partners II, LLC
c/o First Street Manager II, LLP
1044 Northern Boulevard, Suite 302
Roslyn, NY 11576
Facsimile No.: (516) 739-7115

Re: Amendment and Repayment

Ladies and Gentlemen:

Who’s Your Daddy, Inc. (formerly Snocone Systems Inc.) (the “Company”) entered into a Securities Purchase Agreement dated April 29, 2005 (the “Purchase Agreement”) and executed Callable Secured Convertible Notes dated April 29, 2005 (collectively, the “Notes”) with each of AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (the “Holders”), among other agreements. This letter sets forth certain agreements between the Company and the Holders with respect to the Notes and the Purchase Agreement, and certain other documents and agreements as more fully described below.

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
October 5, 2005
Page 2

1.	Callable Secured Convertible Note issued to AJW Partners, LLC on April 29, 2005 in the amount of $175,000;

2.	Callable Secured Convertible Note issued to AJW Offshore, Ltd. on April 29, 2005 in the amount of $625,000; and

3.	Callable Secured Convertible Note issued to AJW Qualified Partners, LLC on April 29, 2005 in the amount of $425,000; and

4.	Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC on April 29, 2005 in the amount of $25,000.

Upon execution of this Agreement, the Company will issue to the Holders five-year warrants (the “Amendment Warrants”) to purchase 50,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $1.50 per share.

The Company agrees to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) along with all required consents (including but not limited to accountant’s consents) within 10 business days of the date this Agreement is executed by the parties, registering the resale of the shares of the Company’s Common Stock underlying the Notes and the Amendment Warrants. Upon filing such Registration Statement, the Holders agree to complete the “Subsequent Investment” described in Section 4(l) of the Purchase Agreement except that the aggregate principal amount of the “Filing Notes” to be purchased will be $500,000 and no additional warrants will be issued. The Company agrees to include the shares of Common Stock underlying the Filing Notes in the Registration Statement. Further, no “Effectiveness Notes” will be purchased by the Company nor will any “Effectiveness Warrants” be issued. The purchase amount will be allocated among the Holders as follows:

Holder:	Purchase Amount:
AJW Partners, LLC	$70,000
AJW Offshore, Ltd.	$250,000
AJW Qualified Partners, LLC	$170,000
New Millennium Capital Partners II, LLC	$10,000
Total:	$500,000

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
October 5, 2005
Page 3

Following execution of this Agreement, the Company agrees to repay the Notes by payment to the Holders of an aggregate of $2,450,000 (the “Repayment Amount”) as described in this Agreement. The Company will pay to the Holders an aggregate of $136,111 per month for eighteen months, beginning 60 days after execution of this Agreement. The Company agrees to pay a penalty to the Holders of 0.5% per day of the late monthly payment for any such late monthly payments, which amounts will not begin to accrue until following expiration of a thirty-day cure period. If the Company is in negotiation for additional capital to make the monthly payment, the Issuer will give the Company an additional thirty-day cure period. Following receipt of the final payment, all of the following agreements will be terminated: The Purchase Agreement, the Notes, the Stock Purchase Warrants issued by the Company to each of the Holders on April 29, 2005 (the “Warrants”), the Security Agreement dated April 29, 2005 between the Company and the Holders, the Intellectual Property Security dated April 29, 2005 between the Company and the Holders, the Registration Rights Agreement between the Company and the Holders dated April 29, 2005 and the Guarantee and Pledge Agreement dated April 29, 2005 (collectively, the “Terminated Agreements”). However, during the eighteen-month repayment period, so long as the Company is current on its payments to the Holders as described herein, the Holders agree that they will not convert any of the Notes nor exercise any of the Warrants.

Payments will be allocated among the various Holders as follows:

Holder:	Repayment Amount:
AJW Partners, LLC	$343,000
AJW Offshore, Ltd.	$1,225,000
AJW Qualified Partners, LLC	$833,000
New Millennium Capital Partners II, LLC	$49,000
Total:	$2,450,000

In consideration of the Repayment Amount as set forth above and the other agreements set forth in this letter, the Holders hereby acknowledge and agree that the payment of the Repayment Amount will constitute payment in full of all obligations of the Company to the Holders and that all rights, obligations, covenants and other provisions of the Terminated Agreements shall immediately and automatically terminate upon receipt of the final monthly payment of the Repayment Amount and be of no further force and effect. Upon the execution of this letter, the Holders hereby also agree to deliver to [Fish & Richardson P.C.], to be held in escrow pending

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
October 5, 2005
Page 4

the receipt of the Repayment Amount, executed Form UCC-3 termination statements required to terminate the Form UCC-1 financing statements filed in connection with the security interests granted in favor of the Holders. The Holders further agree to deliver to the Company upon payment of the final monthly payment of the Repayment Amount any and all additional termination statements, releases, cancellations, discharges or other agreements as may be requested by the Company in connection with the Holders’ release of all of its securities interests and liens with respect to the Company’s assets. The Holders further agree to deliver to the Company any and all further instruments, certificates and other documents as may be reasonably requested by the Company to evidence the payment and satisfaction of the Notes and all obligations under the Terminated Agreements.

The Holders hereby acknowledge and agree that there are no claims, rights, damages, costs (including costs of suit and attorneys’ fees and expenses), demands, causes of action, liabilities and suits, of whatever nature, character, type or description (collectively, “Claims”), existing or potential, known or suspected, that have been, could have been or in the future might be asserted by such Holder against any the Company or any of its stockholders, officers, directors, employees, agents, representatives, successors and assigns, arising out of facts or circumstances occurring at any time on or prior to the date hereof and in any way relating to the Terminated Agreements.

For good and valuable consideration receipt of which is hereby acknowledged and upon the receipt of final monthly payment of the Repayment Amount, each of the undersigned Holders fully, unconditionally, irrevocably and without reserve releases and discharges each of the Company and its stockholders, officers, directors, employees, agents, representatives, successors and assigns from any and all Claims, existing or potential, known or suspected, that it now has, ever had from the beginning of time or might in the future have against the Company arising out of or in any way relating to any rights, facts or circumstances referred to in preceding paragraph other than in connection with the Warrants.

The Company intends to enter into a transaction in which it will issue up to $10,000,000 in convertible, secured debt securities and/or corresponding equity securities (the “Proposed Transaction”). In connection with the Proposed Transaction, the Company intends to enter into an engagement letter with Shoreline Pacific LLC to act as its placement agent and may enter into certain other agreements with Shoreline Pacific or its principals for an investment in the Company directly. The Holders hereby waive any restrictions which may exist with respect to this Proposed Transaction which may be set forth in the Terminated Agreements, including, without limitation the provisions of Section 4(e) of the Purchase Agreement (or any other agreement between the Company and the Holders) which may restrict or prohibit the Company from entering into any equity financing (including debt financing with an equity component), any Future Offerings (as defined in the Purchase Agreement) or any other transactions which may be prohibited by the Capital Raising Limitations (as defined in the Purchase Agreement) and the Holders hereby expressly consent to the Proposed Transaction. In addition, the Holders acknowledge that this Agreement constitutes notice of prepayment of the Notes as required by

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
October 5, 2005

the Notes and hereby waive all other notices and other technical obligations of the Company in all of the Terminated Agreements in connection with the matters described in this Agreement.     Please indicate your agreement and consent to the terms of this letter by executing the counterpart to this letter and returning the executed letter to ___________ by facsimile at ____________.

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
October 5, 2005
Page 6

We thank you for your early belief and investment in the Company. We look forward to your prompt attention to this matter.

Very truly yours,
WHO’S YOUR DADDY, INC.

/s/ Edon Moyal
Edon Moyal
Chief Executive Officer

ACKNOWLEDGED, AGREED AND CONSENT GIVEN:
AJW PARTNERS, LLC
By: SMS Group, LLC

/s/ Corey Ribotsky
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By: First Street Manager, II, LLC

/s/ Corey Ribotsky
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW Manager, LLC

/s/ Corey Ribotsky
Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL
PARTNERS II, LLC
By: First Street Manager II, LLP

/s/ Corey Ribotsky
Corey S. Ribotsky, Manager